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                                                                 EXHIBIT 10.4


                    RICHMOND HOUSE MARKETING AND PROMOTIONS
                    ---------------------------------------

January 15, 1999


To: Chanan Steinhart
GourmetMarket.com
507 Howard St.
Suite 200
San Francisco CA 94105



Between: Richmond House Marketing and Promotions and GourmetMarket.com


The service period between Richmond House and GourmetMarket.com is for a one year period commencing January 15th 1999 and terminating January 15th 2000. There will be a payment review after the first three months or when the second round of financing is achieved. Either party may terminate this agreement with a sixty day written notice.


The remuneration
For the first three month period $10,000.00 US dollars per month plus a $2,000.00 overhead charge for a total of $12,000 US per month.

This includes the following:
1.   Seventy five percent of regular working hours.
2.   The services of James Freeman and Charles Luffer
3.   The services of 'Richmond House Marketing' including staff and office.
4. Two GourmetMarket Telephone lines and a toll free number as well as Internet service. (Not to exceed $500.00 US per month).


Extenuating expenses to be paid by Gourmetmarket.com will include.
1.   Courier services for campaigns.
2.   Air Travel requested by the head office.
3.   Sub-contractor work requested by head office.

Thank you.

Richmond House Marketing                             GourmetMarket.com


James Freeman                                        Chanan Steinhart


/s/ James Freeman                                    /s/ Chanan Steinhart
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Charles Luffer

/s/ Charles Luffer
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